10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund:
Global Dividend Opportunities Fund
Security:
EQT
Advisor:
EIMCO
Transaction Date:
3/10/2010
Cost:
"$100,000"
Offering Purchase:
0.8000%
Broker :
JP Morgan
Underwriting Syndicate Members:
Wells Fargo
Barclays
Deutsche Bank

Fund:
Global Dividend Opportunities Fund
Security:
FIRST POTOMAC
Advisor:
EIMCO
Transaction Date:
3/17/2010
Cost:
"$75,000"
Offering Purchase:
1.3636%
Broker :
KeyBank
Underwriting Syndicate Members:
Keybanc Capital Markets
BMO Capital Markets
Wells Fargo & Co
Raymond James